Goldstein & Ganz, CPA's, P.C.
                          Certified Public Accountants



January 10, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Juniper Group, Inc. under Item 4.01 of its Form 8-K/A dated January 10, 2006. We agree with the statements concerning our firm in that Form 8-K/A; we are not in a position to agree or disagree with other statements of Juniper Group contained therein.


Very truly yours,

/s/ Goldstein & Ganz, CPA's, P.C.